Exhibit 10.22

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (hereinafter sometimes the "Agreement") is made this 13th day of June, 2007 by and between CARROLLTON BANK, Employer, (hereinafter sometimes the "Bank"), a body corporate of the State of Maryland, and GARY M. JEWELL of Baltimore County, State of Maryland (hereinafter sometimes the "Employee").

                             INTRODUCTORY STATEMENT
                             ----------------------

         The Bank is engaged in the business of accepting deposits of money, paying and cashing checks, making loans, etc., all as more fully described in West's Maryland Law Encyclopedia, Volume 4, Section Banks and Trust Companies, and in and by the Regulations of the Commissioner of Financial Regulation and the Federal Deposit Insurance Corporation. The Employee has extensive experience in the field of Electronic Banking and particularly in the field of Point of Sale transactions. The Board of Directors (hereinafter sometimes the "Board") of the Bank is fully familiar with Employee's knowledge of the business, ability to lead or assist in leading the development and growth of that segment of the Bank's operations and therefore has determined that it is in the best interest of the Bank and its stockholders to reinforce and encourage the continued attention and dedication of the Employee to the Bank by providing for the continued employment of the Employee with the Bank.

         The Employee is willing to commit himself to serve the Bank on the terms and conditions herein provided.

         In order to effect the foregoing, the Bank and the Employee wish to enter into an employment agreement on the terms and conditions set forth herein below.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid each to the other, receipt of which is hereby acknowledged and in consideration of the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Bank hereby employs the Employee as Senior Vice President, Electronic Banking Department, and the Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement.

             1.1. Assignability. This Agreement is purely personal to the parties hereto, and neither party shall have the right to assign, transfer, pledge, or otherwise affect any interest hereunder nor any of the monies called for herein.

         2. Duties of Employee. Employee has, for several years past, been engaged by Bank in the identical position herein described. It is contemplated by this Agreement that Employee's duties shall be comparable to those presently undertaken by Employee, i.e. managing the ATM network, debit card services, the internet and on-line banking services, and Point of Sale transactions, but with particular emphasis on the development and expansion of the Bank's operation in the field of processing Point of Sale transactions. The duties of employment shall include such additional executive duties on behalf of the Bank and its

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operations of a character in keeping with the Employee's position as may, from time to time, be assigned to the Employee by Bank Management or by the Board of Directors.

             2.1. Best Efforts of Employee. Employee agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience, and talents perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement to the reasonable satisfaction of Bank.

         3. Term. The Effective Date of this Agreement shall be June 8, 2007. The term of employment shall begin on the Effective Date and continue for a period of three years, unless this Agreement is terminated by either party as herein provided.

         4. Compensation.

             4.1. Salary. During the period of the Employee's employment hereunder, the Bank shall pay to the Employee an annual base salary at a rate of One Hundred Two Thousand Eight Hundred Thirty-One Dollars ($102,831.00) or such rate as may, from time to time, be determined by the Board, such salary to be paid in substantially even installments, subject to customary payroll deductions, in accordance with the normal payroll practices of the Bank. The Employee's salary will be reviewed by the Bank's Compensation Committee at least annually.

             4.2. Bonus. So long as Employee is employed under the provisions of this Agreement by Bank, at the end of each calendar year, Employee shall receive a bonus of Twenty-Five percent (25%) of his base salary provided the annual Point of Sale revenue received by the Bank during the subject calendar year exceeds One Million Dollars ($1,000,000.00).

             4.3. Other Benefits. The Employee shall be entitled to participate in all of the fringe benefit plans and arrangements in effect on the date hereof in which employees and Officers of the Bank participate, including group life insurance and accident plan, medical and dental insurance plans, disability plan, and 401K Plan; provided, however, that changes in such plans or arrangements may be made, including termination of such plans or arrangements, if such changes occur pursuant to a program applicable to all employees and Officers of the Bank and do not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared with any other employee of the Bank. The Employee agrees to cooperate in obtaining such benefits, including submitting to physical examination and drug testing, if required to do so by insurance carriers.

             4.4. Expenses. During the term of the Employee's employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Employee in performing services hereunder, upon presentment of receipts for such expenses.

             4.5 Vacations. Employee shall be entitled to an annual vacation time, with full pay, in keeping with Bank policy as same shall from time to time be amended. Vacation time must be taken during the calendar year in which it is accrued and cannot be accumulated and carried over into succeeding calendar


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years except as provided in the Employee Manual. The Employee shall take his vacation at reasonable time or times taking into consideration the needs of the Bank.

             4.6. Sick Leave. Employee shall be entitled to sick leave in keeping with Bank policy as same shall from time to time be amended. Days awarded under said sick leave policy are not cumulative and may not be carried over into succeeding calendars years.

             4.7. Automobile and Costs Associated Therewith. Commencing with the effective date of this Agreement, Employee shall receive the use of a Bank-owned car. During the life of this Agreement, subject to Employee being employed by Bank, on the third anniversary of the effective date hereof, Employee shall receive the use of a new Bank-owned car. The make and model of the Bank-owned car shall be as determined by the then Bank President. In addition thereto, Employee shall receive a Bank-owned credit card for use in paying for fuel and oil for the operation of the vehicle and necessary repairs to the vehicle. While it is understood that Employee may use the subject vehicle for his personal purposes, it is expected that Employee will reimburse Bank for the cost of fuel consumed for personal use when such use exceeds his normal and usual personal usage. Bank shall, at Bank's expense, obtain and maintain insurance covering the use of the vehicle. Should Employee determine that, in his opinion, the amount and type of insurance obtained by the Bank is inadequate, it shall be Employee's responsibility to obtain, at his expense, any additional types or amounts of insurance.

         It shall be the responsibility of Employee to maintain all records appropriate to Internal Revenue rules and regulations pertaining to the use of employer-owned vehicles and, should the use of the employer-owned vehicle result in additional tax consequences to Employee, the tax shall be the responsibility of Employee to pay.

             4.8. Stock Options. During the term of this Agreement and subject to the availability of stock for option usage, and provided that the Electronic Banking Department has achieved or exceeded the goals and objectives established for that department for the subject year by the Bank's Compensation Committee, Employee may receive stock option grants in amounts as determined by the aforesaid Committee. Should stock option grants be made, they shall take into account the affect on the Bank of accounting charges.

         At the determination of the aforesaid Compensation Committee and in keeping with the provisions of the next hereinabove paragraph, the Compensation Committee may, in lieu of, or in addition to, stock options determine to grant stock appreciation rights, phantom stock, restricted stock, or similar grants.

         5. Termination. The Employee's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

             5.1. Death. The Employee's employment hereunder shall terminate upon his death.

             5.2. Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) months

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and within thirty (30) days after written Notice of Termination is given (which notice may be given before or after the end of the six month period) shall not have returned to the performance of his duties hereunder on a full time basis, the Bank may terminate the Employee's employment hereunder.

             5.3. Voluntary Termination by the Employee. The Employee may voluntarily resign or terminate his employment hereunder by transmitting a written Notice of Termination to the Bank at least thirty (30) days prior to the effective date of such resignation/termination. All compensation and benefits, to or for Employee, shall cease and terminate on the effective date of resignation/termination.

             5.4. Termination for Cause. The Bank may terminate Employee's employment with the Bank without triggering the provisions of Section 6, upon discovery of Employee's dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties as herein set out or as determined by the Board, willful violation of any law, rule, or regulation (other than traffic violations or similar offences) or any final cease-and-desist order.

             5.5. Any termination of the Employee's employment (other than termination pursuant to Section 5.1. hereof) shall be communicated by written Notice of Termination to the other party as provided in Section 8 hereof.

             5.6. Bank's Right to Terminate. Nothing in this Section 5 or elsewhere in this Agreement shall be interpreted to limit the Bank's authority to discharge Employee at any time with or without cause.

         6. Compensation Upon Termination.

             6.1. Termination Without Cause. Should Bank terminate Employee's employment for any reason, other than the provisions of Section 5.4 hereof, Employee shall continue, for the next succeeding twenty-four (24) calendar months, to receive his then current monthly salary and, at the expiration of said twenty-four (24) months, Employee shall receive for the next six (6) consecutive months, sixty-five percent of the monthly salary being received at the time of his termination. Normal deductions for withholding taxes, insurance, etc. shall continue to be withheld by Bank for Employee's benefit.

         In addition, Employee shall continue to participate in all plans in which he participated at the time of termination on the same terms, basis, and conditions set forth in Section 4.3 hereof.

         6.2. Termination for Cause. Should Employee's employment terminate pursuant to the provisions of Section 5.1, 5.2, 5.3, or 5.4 of this Agreement, Employee shall not be entitled to any further compensation or benefits (including, but not limited to insurance, annual bonus, or stock option grant) beyond the "date of termination." For purposes of this section, "date of termination" shall be the date specified in the Notice of Termination or, if no date is specified, the date on which the Notice of Termination is given.

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


             6.3. Termination by a Succeeding Organization. During the term of this Agreement, should Employee's employment be terminated without cause by a succeeding organization, Employee shall receive a severance package consisting of: (a) three years of his current base salary; and (b) continuation of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale. At the expiration of said three (3) year term, Employee shall, for the next succeeding three (3) year period, receive (a) sixty-five percent (65%) of the base salary received at the time of sale; and (b) medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale.

         Should the successor Bank maintain a 401K Plan, Employee shall be eligible to participate therein, subject to the terms of Successor's plan, for the entire six (6) year period contemplated by this section.

         Should the sale of Bank be the result of Regulatory action, state and/or Federal, the provisions of this section shall be subject to modification by said Regulator.

         7. Compensation During Disability. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive or receive the benefits of (as the case may be), all items described in Section 4 hereof at the rate then in effect for such period until his employment is terminated pursuant to Section 5.2 hereof, provided that payments so made to the Employee shall be reduced by the sum of the amounts, if any, payable to the Employee under the Bank's disability insurance, under worker's compensation insurance or under any other insurance.

         8. Notice. Whenever notice is required to be given under the provisions of this Agreement, it shall be given in writing by hand-delivery or United States registered or certified mail, return receipt requested, and shall be deemed to have been transmitted on the date such notice is so delivered, transmitted, or mailed, if addressed as follows:

             If to the Bank:

             Carrollton Bank
             P.O. Box 24129
             Baltimore, MD  21227
             Attention:  Robert A. Altieri, President

             If to the Employee:

             Gary M. Jewell
             2425 Autumn View Way
             Baltimore, MD  21234

or to such other address as either of the parties hereto, by written notice to the other, may, from time to time, designate.

         9. Confidential Information. Employee agrees that any information received by the Employee during his employment with Bank which concerns the personal, financial, or other affairs of the Bank or any of its customers, employees or stockholders will be treated by the Employee in full confidence and will not be revealed to any other persons, firms, or organizations nor will

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


Employee make personal use of any confidential information concerning the Bank's business or about its customers, employees, or stockholders.

    10. Other Employment. Employee, during the term of this Agreement, is prohibited from accepting or undertaking any work or employment, with or without compensation, from another employer without Bank's written consent. It is Bank's intention that Employee devote all of Employee's work efforts toward the development and improvement of the Bank's business.

    11. Other Regulatory Provisions.

             11.1. Suspension. If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under the provisions of the Federal Deposit Insurance Act, the Bank's obligations under this Agreement shall be suspended, as of the date of service, unless stayed by appropriate proceedings.

             11.2. Removal. If Employee is removed and/or permanently prohibited from participating in the conduct of Bank's affairs by an order issued under the provisions of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

             11.3. Bank's Default. If the Bank is in default (as defined under the provisions of the Federal Deposit Insurance Act), all obligations under this Agreement may be modified as of the date of default, but this Paragraph 11.3 shall not affect any vested rights of the parties hereto.

             11.4. Contractual Obligations. All obligations under this Agreement may be modified, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank:

                             (i) by the Federal Deposit Insurance Corporation or
the Resolution Trust Corporation or its designee at the time it enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in the Federal Deposit Insurance Act; or

                            (ii) by the Board of Directors of the Federal
Deposit Insurance Corporation or the Resolution Trust or its designee at the time that it approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined to be in an unsafe or unsound condition.

                            Any rights of the parties hereto that have already
vested, however, shall not be affected by such action.


    12. Non-Compete. The parties hereto agree that the servicing of Point of Sale transactions is not, in any way restricted to a given location, and that Employee has received the benefits of this Agreement due to his ability to solicit and service Point of Sale transactions; therefore, Employee agrees that, for a period of one year, following the termination of his employment with Bank, he will neither solicit the Point of Sale transactions nor service or assist in servicing the Point of Sale transactions originated by any company whose Point of Sale transactions were being handled by Bank at the time Employee's employment terminated. However, the terms of this paragraph shall not apply if Employee's employment is terminated pursuant to the provisions of paragraph 5.2.


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    13. Training of Others. Because of the possibility of Employee's death or disability during the term of this Agreement, Employee agrees to fully train those persons designated by Bank in the "art" of soliciting and servicing Point of Sale transactions and to fully train those persons designated by Bank in all aspects of Electronic Banking.

    14. Miscellaneous.

             a) No provisions of this Agreement may be modified, waived, or discharged, unless such waiver, modification, or discharge is agreed to in writing signed by the Employee and such officer of the Bank as may be specifically designated by the Board.

             b) No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions as the same or at any prior or subsequent time.

             c) The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Maryland without regard to its conflicts of law provisions.

             d) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

             e) This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                             CARROLLTON BANK

/S/Allyson Cwiek                                  /S/Robert A. Altieri
------------------                               ---------------------
Witness/Attest                               By: ROBERT A. ALTIERI,
                                                 President


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/S/Mary L. Jewell                                    /S/Gary M.Jewell
------------------                                   ----------------
Witness                                              GARY M. JEWELL

STATE OF MARYLAND,                                        , TO WIT:

         I HEREBY CERTIFY that, on this 14th day of June, 2007, the subscriber, a Notary Public of the State of Maryland aforesaid, personally appeared ROBERT
A. ALTIERI, who acknowledged himself to be the President of CARROLLTON BANK, a corporation, and that he, as such President, being authorized so to do, executed the aforegoing instrument for the purposes therein contained, by signing, in my presence, the name of the corporation by himself as such President.

         IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.


                                                     /S/Allyson Cwiek
                                                     ----------------
                                                     Notary Public

My commission expires: August 17, 2010

STATE OF MARYLAND,                                        TO WIT:

         I HEREBY CERTIFY that, on this 14th day of June, 2007, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared GARY M. JEWELL, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and he acknowledged that he executed the same for the purposes therein contained, and, in my presence, signed and sealed the same.

         IN WITNESS, I hereunto set my Hand and Notarial Seal.

                                                     /S/Allyson Cwiek
                                                     ----------------
                                                     Notary Public


 My commission expires: August 17, 2010





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